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                                                                   EXHIBIT 10(U)

                             BANC ONE CORPORATION

              AMENDED AND RESTATED DIVIDEND EQUIVALENT UNIT PLAN


                                    PURPOSE

BANC ONE CORPORATION ("the Corporation") hereby establishes the "Dividend Equivalent Unit Plan" ("the Plan") for the Chairman and the President of the Corporation. The purpose of the Plan is to promote the interest of the Corporation and its shareholders by strengthening its ability to retain executive key management talent who will not be granted restricted stock due to the loss of the tax deduction of such stock under Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time. The Plan shall constitute an unfunded "top-hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended.

Effective Date

The Plan was originally effective as of April 18, 1994. It was restated effective as of April 17, 1995 and further amended on August 15, 1996. This amended and restated version of the Plan is effective as of August 1, 1998, unless specifically indicated in provisions throughout the Plan. The Plan shall be in effect only for the Dividend Equivalent Units granted by the Committee at its meetings on April 18, 1994 and April 17, 1995. No other Dividend Equivalent Units shall be granted under this Plan.

                                   ARTICLE I
                                  DEFINITIONS

When used herein, the following terms shall have the meaning stated herein, unless the context clearly indicates otherwise.

Section 1.1 - Committee

The Committee appointed by the Board of Directors of the Corporation to administer the Plan. This Committee shall consist of two (2) or more outside directors as defined by Section 16 of the Securities Exchanged Act of 1934, as amended.

Section 1.2 - Company

BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956, or any successor thereto.

Section 1.3 - Disability

The inability of the Participant to perform the requirements of his position with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as supported by medical evidence acceptable to the Committee. With respect to any period which the Participant qualifies for Social Security Disability benefits based on his physical or mental impairment, he shall automatically be deemed to meet the requirements of this Section 1.3.

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Section 1.4 - Dividend Equivalent Unit

The right to receive payments equal to the dividends paid to a holder of a share of common stock of the Corporation over a five (5) year period from the date of grant of such Dividend Equivalent Units.

Section 1.5 - Dividend Equivalent Payment

The amount of dividend payable on one share of common stock of the Corporation on each date on which regular dividend payments are made to common shareholders of the Corporation.

Section 1.5 - Participant

Any Chairman or President of the Corporation who has been selected for participation in the Plan by the Committee.

Section 1.6 - Related Company

A subsidiary or any entity which is a member of a common controlled group with BANC ONE CORPORATION pursuant to Section 1563(a)(1) of the Internal Revenue Code.

Section 1.7 - Retirement

Early or Normal Retirement as defined under the BANC ONE CORPORATION Cash Balance Pension Plan, or any successor plan thereto.

                                  ARTICLE II
                                 PARTICIPATION

Section 2.1 - Eligibility

Participation in the Plan is limited to the employees holding the position of Chairman or President of the Corporation. Participation may be revoked at any time by the Committee. An employee whose participation is revoked shall be notified, in writing, of such revocation as soon as practicable following such action.

Section 2.2 - Dividend Equivalent Unit Award Determination

The number of Dividend Equivalent Units granted to a Participant will be those determined by the Committee at its meetings on April 18, 1994 and April 17, 1995.

Section 2.3 - Accrual of Dividend Equivalent Payments

Dividend Equivalent Payments will be credited to a non-qualified deferred compensation account, established by the Company in the name of the Participant, to which Dividend Equivalent Payments made in accordance with this Plan are credited. The Dividend Equivalent Payment date will be the date dividends are paid to shareholders of the Corporation. The Dividend Equivalent Payment amount will be reduced for any taxes due at the time of crediting the account.

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Section 2.4 - Participant Directed Accounts

The Participant will direct the Corporation to invest the cash balance from the accumulation of Dividend Equivalent payments into one or more of the alternative investment portfolios available under the BANC ONE CORPORAON Compensation Deferral Plan, or any successor plan thereto, with the exception that from and after August 15, 1996, no funds will be invested in the BANC ONE Stock Fund, or any successor fund thereto. In the absence of an investment election made by the Participant, all new deferrals and previously deferred funds will be invested in a money market account.

Section 2.5 - Funding

The Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or a Related Company for payment of any benefit hereunder. No Participant, Participant's spouse or any other person shall have any interest in any particular assets of the Company or any Related Company by reason of the right to receive a benefit under the Plan, and any such Participant, Participant's spouse, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

Section 2.6 - Statement of Accounts

At least once annually, the Company shall furnish each Participant with a written statement of his account setting forth the net income or loss of the account; any administrative expenses charged to the account; all payments and distributions made from the account; and such further information as the Company deems appropriate.

                                  ARTICLE III
                                 DISTRIBUTIONS

Section 3. 1 - Timing of Distributions

In the event a Participant's employment is terminated for any reason, the Participant will cease to be eligible for Plan participation and the accumulated account balance will be distributed in a lump sum payment to the Participant as soon as administratively feasible on or after January 1st coincident with or next following the later of: (i) the Participant's termination of employment from the Company or (ii) the date the Participant is no longer a statutory director, an emeritus director, an advisory board member, or an honorary director of the Company or a Related Company.

In the event a Participant's employment is terminated for reasons of Death or Disability, the accumulated balance will be distributed in a lump sum payment to his designated beneficiary as soon as administratively feasible following the date of Death or termination of employment due to Disability.

Section 3.2 - Cash Payments: Determination of Amount

All distributions to Participants shall be made in the form of cash, with exception of those portions of the Participant's account which are invested in common stock of the Company and which can or must be distributed in kind as provided in Schedule C. The amount to be distributed shall be determined based on the fair market value of the balance eligible for distribution credited to the Participant's account as of the

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close of business on last day of the calendar month immediately preceding distribution or such later valuation date immediately preceding the date of distribution if the accounts are valued more frequently than monthly (i.e., daily).

Section 3.5 - Vesting

Each Participant is immediately one hundred percent (100%) vested in all amounts credited to his account and any earnings thereon.

Section 3.6 - Acceleration of Benefits for Unforeseeable Emergencies

The Company, with the approval of the Committee, may accelerate the payment of any amounts eligible for distribution held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute a "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (a) Through reimbursement or compensation by insurance or otherwise;
(b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or (c) By cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions made under this Section 3.6 will only be permitted to the extent reasonably needed to satisfy the emergency needs.

No distribution or payment shall be allowed hereunder unless, in the judgment of the Company, the Committee or its appointees, such distribution or payment will not constitute a Discretionary Transaction under Securities and Exchange Commission Rule 16b-3 which will subject the Participant to potential liability under Section 16(b) of the Exchange Act or jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a "pooling of interests".

Section 3.7 - Withholding and Deductions

All benefit payments made under the Plan to any Participant or Beneficiary shall be subject to allocable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and delivery to the Company of all necessary documents. To the extent that the Company is required to withhold any current taxes at the time of deferral, the deferral amount shall be reduced by the required taxes. Determinations by the Company as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

Section 3.8 - Benefit Plans Treatment of Dividend Equivalent Payments as Compensation.

Amounts paid under this Plan will not be considered compensation for purposes of other Company qualified benefit plans unless specifically provided for in such plans. The treatment of these amounts under any Company non-qualified benefit plans will be determined according to the provisions of such plans.

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Section 3.9 - Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with, and acknowledged by, the Committee during his lifetime. in the absence of any such designation, or if for any reason such designation is ineffective, in whole or in part, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Section 3.10 - Rights to Benefits

Nothing contained in this Plan is intended to give or shall give any spouse, former spouse or Beneficiary of a Participant or any other person any right to benefits under this Plan by virtue of Sections 401(a)(11) and 417 of the Internal Revenue Code (relating to qualified pre-retirement survivor annuities) and qualified joint and survivor annuities) or Sections 401(a)(13)(B) and 414(p) of the Internal Revenue Code (relating to qualified domestic relations orders) as amended.

                                  ARTICLE IV
                                ADMINISTRATION

Section 4.1 - Administrative Powers and Duties

The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may, in its discretion, appoint an employee or employees or an administrative committee in writing to administer the provisions of this Plan. The decision of the Committee with respect to any questions arising as to the administration or interpretation of this Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Plan is administered by a committee, such committee may act by a majority of its members by vote at a meeting or in writing without a meeting signed by all the members of the committee.

Section 4.2 - Expenses

Any cost or expense of administering the Plan shall be paid by the Company and/or participating Related Companies. Notwithstanding the above, the Company may charge each Participant's account with the amount of reasonable administrative expenses it determines, in its sole discretion, for the cost of administering this Plan. Any such charges shall reduce the earnings credited to the Participant's account and shall be applied in a uniform and nondiscriminatory manner.

Section 4.3 - Records

The Company shall keep such records of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Participant accounts, dates of employment and termination and determinations made hereunder. To the extent that the Company shall prescribe forms for use by the Participants and their beneficiaries in communicating with the Company and shall establish periods during which communications may be received, the Company shall be protected in disregarding any notice or communication for which a form shall so have

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been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Company and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.4 - Determinations

All determinations hereunder made by the Company or Committee shall be made in the sole and absolute discretion of the Company or Committee, as the case may be.

Section 4.5 - Claims Procedure

If required by the Company, any person entitled to benefits hereunder must file a claim with the Company upon forms furnished by the Company. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this
Section 4.5 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Committee subject to the provisions of Section 4.6.

The Company shall notify the claimant of its decision within ninety (90) days after receipt of the claim. However, if special circumstances require, the Company may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Company determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Company shall also describe any additional information necessary for the claimant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Committee of the denial.

Section 4.6 - Appeal and Review Procedure

If a claim has been denied by the Company, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Company. A final determination by the Committee shall be rendered within sixty
(60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

Section 4.7 - Facility of Payment

Whenever a person entitled under the Plan to receive any payment of a benefit, or installment thereof, is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Company may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Company to be assisting such person. Such decision by the Company shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Company in his sole discretion determines are necessary in order to make such decision. Any payment of a benefit or installment thereof in

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accordance with the provisions of this Section 4.7 shall be a complete discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Plan.

Section 4.8 - Action by the Company

Any action by the Company under this Plan may be by resolution of its Board, or alternatively, by the Committee, or by any person or persons, duly authorized by resolution of said Board to take such action.

Section 4.9 - Exemption from Liability/Indemnification

The members of the Committee and the persons acting on behalf of the Company, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Company shall indemnify each member of the Committee, the persons acting on behalf of the Company and any other employee, officer or director of the Company against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 4. 10 - Non-Assignability

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell, pledge, encumber or charge the same shall be void.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                                   ARTICLE V
                           AMENDMENT OR TERMINATION

Section 5.1 - Amendment or Termination

The Company, through action of its Board of Directors, may amend or terminate this Plan at any time. In the event of a termination, the Company in its sole discretion may accelerate payment of Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such benefits would be otherwise payable as defined in Section 3.1 determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

Section 5.2 - Transfer Between Related Companies

In the event that a Participant's employment is transferred from the Company or a Related Company to another Related Company or from a Related Company to the Company, the transfer shall not adversely

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affect the administration of amounts then credited to the Plan account(s) of such Participant on or as of the date of transfer.

Section 5.3 - Change of Control

The Plan shall not be automatically terminated upon a Change of Control if; following the Change of Control, the Company, its successor or purchaser is obligated to pay, or continue to pay, Plan benefits to those Participants participating in the Plan on the date of such Change of Control, to the extent such benefits would be otherwise payable as defined in Section 3. l.

                                   ARTICLE VI
                               GENERAL PROVISIONS

Section 6. 1 - Offset to Benefits

Notwithstanding any provisions of the Plan to the contrary, the Company may, at the time of distribution in its sole and absolute discretion, enforce the right to offset against any amounts to be paid to a Participant under the Plan against any debt of the Participant which has been reduced to judgment in favor of the Company.

Section 6.2 - Construction

In the construction of the Plan, the masculine shall include the feminine and the singular the plural where such meanings would be appropriate.

Section 6.3 - Controlling Law

The laws of the State of Ohio shall be controlling in all matters relating to the Plan and shall be controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.4 - Effect of Invalid Provisions

If any provision of this Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect any provisions hereof, and the remaining provisions of this Plan shall be construed and enforced as if such provisions had not been included.

Section 6.5 - ERISA Status

This Plan shall constitute a plan which is unfunded and which maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 202, 301, and 401 of ERISA and the ERISA reporting and disclosure regulations.

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IN WITNESS WHEREOF, BANC ONE CORPORATION has caused this Plan to be adopted and effective as first set forth above.

Date:    November 2, 1998                BANC ONE CORPORATION
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Attest:  /s/ Phyllis J. Kohli            By:  /s/ Steven A. Bennett
       ------------------------             -----------------------------------
                                            Steven A. Bennett
                                            Senior Vice President and Secretary

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